Exhibit 99.1

TeleTech to Expand its Technology-Based Offerings through the Acquisition of Technology Solutions Group

Expected to be Immediately Accretive to Earnings

ENGLEWOOD, Colo., January 10, 2013 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of technology-enabled customer experience solutions, announced the acquisition of Technology Solutions Group, Inc. (TSG), a provider of customer-focused communication solutions.

Founded in 1999, TSG designs, delivers and manages world-class communication solutions for both large enterprises and small and medium businesses across numerous industries, with a strong presence in the healthcare vertical.

TSG brings deep expertise in consulting and systems integration along with the ongoing management of large, complex, multi-channel data, telephony and converged IP-based environments. TSG’s offerings span enterprise mobility, customer self-service and customer management environments enabling companies to accelerate growth and benefit from more satisfied customers, more intelligent processes and a more engaged and productive workforce.

“Our clients are increasingly seeking a partner that can design and deliver a holistic, customer-focused communication solution that ensures their customers have the best experience regardless of the device, location or media they choose,” said Ken Tuchman, TeleTech chairman and chief executive officer.  “The TSG acquisition will further strengthen our technology-driven revenue in the large enterprise market while also expanding our reach into small and medium businesses to further leverage our marketing services and cloud-based solutions.”

As with previous acquisitions, TeleTech plans to fully leverage the sales opportunities within its expanded client base and believes it will be a strong contributor to future growth.

The acquisition closed on December 31, 2012 and is expected to be immediately accretive to TeleTech’s earnings.

ABOUT TECHNOLOGY SOLUTIONS GROUP

Technology Solutions Group delivers world-class customer-focused communication solutions. TSG brings deep expertise in consulting and systems integration along with the ongoing management of large, complex, multi-channel data, telephony and converged IP-based environments that include both cloud- and premise-based operations.

TSG’s offerings enable companies to accelerate growth and benefit from more satisfied customers, more intelligent processes and a more engaged and productive workforce with solutions that span enterprise mobility, customer self-service and customer management environments.  For additional information, please visit www.4tsg.com.

Investor Contact	Media Contact
Karen Breen	Jeanna Blatt
303.397.8592	303.397.8507

ABOUT TELETECH

For 30 years, TeleTech and its subsidiaries have helped the world’s most successful companies design, enable, manage and grow customer value through the delivery of superior customer experiences across the customer lifecycle. As the go-to partner for the Global 1000, the TeleTech group of companies delivers technology-enabled solutions that maximize revenue, transform customer experiences and optimize business processes. From strategic consulting to operational execution, our more than 39,000 employees drive success for clients in the communications and media, financial services, government, healthcare, technology, transportation and retail industries. Through the TeleTech Community Foundation, the Company leverages its innovative leadership to ensure that students in underserved communities around the globe have access to the tools and support they need to maximize their educational outcomes. For additional information, please visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the customer management industry, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2011.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of January 10, 2013. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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